As filed with the Securities and Exchange Commission on April 5, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2205650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18671 Lake Drive East

dellFive Business Park G

Minneapolis, MN 55317

Tel: (952) 698-6980

Fax: (952) 698-6999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey C. Mack

Chief Executive Officer

18671 Lake Drive East

Minneapolis, MN 55317

Tel: (952) 698-6981

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jonathan B. Abram

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, MN 55402

Tel: (612) 343-7962

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock ($0.0001 par value per share)	8,055,490	$4.21	$33,913,612.90	$3,930.59

(1)	All of the shares registered pursuant to this registration statement are to be offered by selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock as may from time to time be issued with respect to such securities as a result of stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, which shares shall be deemed registered hereunder pursuant to Rule 416 under the Securities Act.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price per share of the common stock as reported on the NASDAQ Capital Market on March 31, 2017. It is not known how many shares of our common stock will be sold under this registration statement or at what price or prices such shares will be sold.
(3)	In accordance with Rule 457(p), $583.30 of the $3,930.59 filing fee due for this registration statement has been offset by the filing fees associated with all of the unsold securities under the Registration Statement on Form S-1 (Registration No. 333-212610), filed by Cachet Financial Solutions, Inc. with the Securities and Exchange Commission on July 20, 2016 and withdrawn from registration on October 19, 2016 (the “Prior Registration Statement”). The total amount of filing fees paid by Cachet Financial Solutions, Inc. in connection with the Prior Registration Statement was $2,316.10, of which $1,732.80 has offset the filing fee of a subsequent Registration Statement on Form S-1 (Registration No. 333-215650), filed by Cachet Financials Solutions, Inc. with the Securities and Exchange Commission on January 20, 2017. Accordingly, the filing fee due in connection with this filing is $3,347.29.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 5, 2017

PROSPECTUS

8,055,490 Shares of Common Stock

This prospectus relates to an aggregate of 8,055,490 shares of our common stock, $0.0001 par value (the “Common Stock”), that may be resold from time to time by the selling stockholders named in this prospectus (each a “Selling Stockholder,” collectively, the “Selling Stockholders”). The registration of the offer and sale of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the Selling Stockholders.

We will receive no proceeds from any sale or disposition of securities registered hereunder that are sold by the Selling Stockholders, or interests therein, but we have agreed to pay certain registration expenses.

The Selling Stockholders may offer the securities, from time to time, as they may determine directly or through underwriters, broker-dealers or agents and in one or more public or private transactions, on or off the Nasdaq Capital Market, and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the Selling Stockholders will be responsible for underwriting discounts or commissions or agents’ commissions. See “Plan of Distribution.”

Certain of the Selling Stockholders are parties to lock-up agreements prohibiting the sale of their shares until September 6, 2017. See “Selling Stockholders.”

Our Common Stock is traded on the NASDAQ Capital Market under the symbol “CAFN.” On March 31, 2017, the closing price of our Common Stock as reported on the NASDAQ Capital Market was $4.24 per share.

Investing in our securities involves risks. You should consider carefully the risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 3 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is       , 2017.

i

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the respective securities that the Selling Stockholders may offer. The information in this prospectus is not complete and is subject to change. The prospectus supplement may add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Neither we, nor the Selling Stockholders, have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” or similar references mean Cachet Financial Solutions, Inc. and our subsidiary, Cachet Financial Solutions Inc. (a Minnesota corporation), on a consolidated basis.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.

1

CACHET FINANCIAL SOLUTIONS, INC.

We are a leading provider of software-as-a-service, or SaaS, financial technology, or fintech, solutions to the financial services industry. We provide traditional financial institutions and alternative financial service, or AFS, providers with innovative mobile and other solutions to enable them to offer a suite of leading-edge mobile financial services to their customers through the Internet, or cloud-based, access. As a SaaS provider, we develop, host and maintain software solutions that we license to our clients. We serve three primary markets in the United States: banks, credit unions and AFS providers, which includes providers of non-traditional banking services such as reloadable prepaid cards and check cashing services.

Our business operations are conducted entirely through our wholly-owned subsidiary, Cachet Financial Solutions Inc., a Minnesota corporation. We were incorporated in Delaware in February 2010. In February 2014, we acquired the business of our subsidiary, and changed our corporate name to “Cachet Financial Solutions, Inc.” Our corporate headquarters and principal executive offices are located at 18671 Lake Drive East, dellFive Business Park G, Minneapolis, MN 55317. Our telephone number is (952) 698-6980.

2

RISK FACTORS

Our business is subject to uncertainties and risks and an investment in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10–K, as updated by our subsequent quarterly reports on Form 10–Q and other filings we make with the Securities and Exchange Commission (the “SEC”). It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. You should also carefully read and consider the risks and other information that may be contained in any prospectus supplement accompanying this prospectus before deciding whether to purchase any securities that may be offered by the Selling Stockholders. See also “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Cachet Financial Solutions, Inc. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and Cachet Financial Solutions, Inc. undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Cachet Financial Solutions, Inc. to predict all of the factors, nor can Cachet Financial Solutions, Inc. assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

4

USE OF PROCEEDS

The shares of Common Stock being offered hereby are for the account of the Selling Stockholders. Accordingly, we will not receive any of the proceeds from the resale of shares of Common Stock by the Selling Stockholders.

To the extent we receive proceeds from the cash exercise of outstanding warrants, we intend to use the proceeds for working capital and other general corporate purposes.

5

SELLING STOCKHOLDERS

This prospectus covers an aggregate of 8,055,490 shares of our Common Stock, consisting of (i) 5,429,396 outstanding shares of Common Stock held by certain of the Selling Stockholders, (ii) 2,540,254 shares of Common Stock issuable upon the exercise of outstanding warrants held by certain of the Selling Stockholders, (iii) 50,001 shares of Common Stock issuable upon the conversion of outstanding convertible notes held by certain of the Selling Stockholders and (iv) 35,839 shares of Common Stock to be issued to certain Selling Stockholders pursuant to the terms of securities purchase agreements entered into from March 31, 2016 through April 8, 2016.

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholders. The Selling Stockholders acquired our securities in private placement transactions. The total number of shares of Common Stock sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the Common Stock, convertible notes and warrants. To our knowledge, no Selling Stockholder, nor any affiliate of such Selling Stockholder has held any position or office with us during the three years prior to the date of this prospectus, except two of our directors, Michael J. Hanson and James L. Davis, one of our executive officers, Lawrence C. Blaney, and Davis & Associates, Inc. 401K Profit Sharing Plan (which is an affiliate of Mr. Davis).

With respect to shares of Common Stock issuable upon exercise of warrants, the Selling Stockholders may exercise such warrants at any time in their sole discretion. With respect to shares of Common Stock issuable upon conversion of convertible notes, the Selling Stockholders may convert such notes into shares of Common Stock at any time in their sole discretion, and we have the right to require (and we intend to exercise such right) each Selling Stockholder to convert such notes into shares of Common Stock as a result of the listing of our Common Stock on the Nasdaq Capital Market.

Set forth below is the name of each Selling Stockholder and the amount and percentage of Common Stock owned by each (including shares which a stockholder has the right to acquire within 60 days, including upon exercise of options, warrants and convertible notes) prior to the offering, the shares to be sold in the offering, and the amount and percentage of Common Stock to be owned by each (including shares which a stockholder has the right to acquire within 60 days, including upon exercise of options or warrants) after the offering assuming all shares are sold. The footnotes provide information about persons who are subject to lock-up restrictions with respect to the offer and sale of shares of our Common Stock

The following table is based on information provided to us by the Selling Stockholders and is as of March 31, 2017. The Selling Stockholders may sell all or some of the shares of Common Stock they are offering, and may sell, unless indicated otherwise in the footnotes below, shares of our Common Stock otherwise than pursuant to this prospectus. The tables below assume that each Selling Stockholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Name of Selling Stockholder	Number of Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares Sold Pursuant to this Prospectus	Number of Common Shares Beneficially Owned After the Offering	% of Common Shares Beneficially Owned After the Offering(11)
ALB Private Investments, LLC	62,133	38,796	23,337	*
Alice Ann Corporation	19,295	19,295	-	*
Anglian Holdings	209,421	209,421	-	*
Anthony Low-Beer	54,343	43,231	11,112	*
Aracle SPF IV, LLC	103,035	103,035	-	*
Brett Nesland	41,886	41,886	-	*
Brian and Suzanne Swift Living Trust	10,472	10,472	-	*
Casilli Revocable Trust	21,336	21,336	-	*
Christopher Thunen	5,834	4,325	1,509	*
Cold Springs Investing, LLC	32,888	21,620	11,268	*
Columbus Capital Partners, L.P.(1)	730,487	730,487	-	*
Columbus Capital QP Partners, L.P.(2)	172,003	172,003	-	*

6

Cross River Partners LP(3)	837,681	837,681	-	*
David Boehnen	146,584	140,894	5,690	*
David Tsung-Tang Chang	87,757	87,757	-	*
Davis & Associates, Inc. 401K Profit Sharing Plan(4)	74,222	68,620	5,602	*
Douglas Thunen	4,350	3,460	890	*
Edward Nersessian PSP	15,196	12,973	2,223	*
First Fire Global Opportunities Fund, LLC	59,407	59,407	-	*
FLMM Ltd.(5)	1,235,763	1,062,121	173,642	1.3%
Trooien Capital, LLC	565,435	463,054	102,381	*
Helen Esposito	15,196	12,973	2,223	*
Howard Miller	20,944	20,944	-	*
Intracoastal Capital LLC	11,448	11,448	-	*
James L. Davis(6)	1,283,489	995,764	287,725	2.2%
James Mazzo Jr	15,338	11,448	3,890	*
John Low-Beer	12,589	10,811	1,778	*
Jon D. & Linda W. Gruber Trust(7)	625,391	438,286	187,105	1.4%
Joseph W. & Patricia G. Abrams Family Trust	10,668	10,668	-	*
K. H. Wm Krueger	19,203	19,203	-	*
Lake Street Capital, LLC	10,631	10,631	-	*
Lawrence Blaney(8)	32,147	11,640	20,507	*
Lincoln Park Capital Fund, LLC	245,438	106,717	138,721	1.1%
London Family Trust	125,654	125,654	-	*
Maida Chicon	9,761	8,649	1,112	*
Michael J. Hanson(9)	1,565,346	1,422,736	142,610	1.1%

7

Phylis Esposito	30,390	25,945	4,445	*
Pinnacle 18, LLLP	5,512	4,325	1,187	*
Robert G. Allison	19,295	19,295	-	*
Rosen Investment Fund, LLC	4,325	4,325	-	*
Roy and Ruth Rogers Unitrust UAD 09/28/89	41,886	41,886	-	*
Sydne and Allan Bortel Living Trust	62,830	62,830	-	*
The Gilbert Matthews Family Trust UAD 4/25/13	10,472	10,472	-	*
The Kingdom Trust Company Custodian FBO Menachem Kranz IRA	6,992	4,325	2,667	*
The Rogers Family Trust	83,770	83,770	-	*
Tiburon Opportunity Fund, LP(10)	450,546	317,522	133,024	1.0%
Vikki Lansing Copley	47,576	41,886	5,690	*
Vista Partners LLC	92,753	46,308	46,445	*
Sylva International LLC	23,154	23,154	-	*

*	Represents beneficial ownership of less than 1% of our outstanding shares of Common Stock.

(1)	The Selling Stockholder is subject to a lock-up agreement prohibiting the sale of any Common Stock until September 6, 2017.

(2)	The Selling Stockholder is subject to a lock-up agreement prohibiting the sale of any Common Stock until September 6, 2017.

(3)	The Selling Stockholder is subject to a lock-up agreement prohibiting the sale of any Common Stock until September 6, 2017.

(4)	James L. Davis, one of our directors, is the founder and president of the Selling Stockholder and has the power to vote or dispose of the securities held of record. Mr. Davis is subject to a lock-up agreement prohibiting the sale of any Common Stock by the Selling Stockholder until September 6, 2017.

(5)	The Selling Stockholder is subject to a lock-up agreement prohibiting the sale of any Common Stock until September 6, 2017.

(6)	The Selling Stockholder is subject to a lock-up agreement prohibiting the sale of any Common Stock until September 6, 2017.

(7)	The Selling Stockholder is subject to a lock-up agreement prohibiting the sale of any Common Stock until September 6, 2017.

(8)	The Selling Stockholder is subject to a lock-up agreement prohibiting the sale of any Common Stock until September 6, 2017.

(9)	The Selling Stockholder is subject to a lock-up agreement prohibiting the sale of any Common Stock until September 6, 2017.

(10)	The Selling Stockholder is subject to a lock-up agreement prohibiting the sale of any Common Stock until September 6, 2017.

(11)	Percentage ownership is based on a total of 13,202,457 shares of Common Stock beneficially owned as of March 31, 2017.

8

PLAN OF DISTRIBUTION

We are registering the resale of certain shares of Common Stock offered by this prospectus on behalf of the Selling Stockholders. As used in this prospectus, the term “Selling Stockholders” includes donees, pledges, transferees and other successors in interest selling shares received from the Selling Stockholders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer. All costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of Common Stock will be borne by the Selling Stockholders.

As of the date of this prospectus, our Common Stock is traded on the NASDAQ Capital Market. On March 31, 2017, the closing price of our Common Stock as reported on the NASDAQ Capital Market was $4.24 per share. and as such represented the market price for our Common Stock as of that date.

Sales of shares of Common Stock offered hereby may be effected by the Selling Stockholders from time to time in one or more types of transactions (which may include block transactions):

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may effect sales of shares of Common Stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchaser(s) of shares of Common Stock for whom those broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). To our knowledge, the Selling Stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock by the Selling Stockholders. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the the Securities Act of 1933, as amended (the “Securities Act”). If the Selling Stockholders use this prospectus for any sale of the shares of Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and registered hereby and, if any such Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

9

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders may in the future also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, including paragraph (i) of that rule, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. In addition, each broker-dealer selling under this prospectus for its own account or the account of an affiliate is an “underwriter” under Section 2(11) of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus-delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We are unable to predict with certainty the effect that sales of the shares of Common Stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates.

10

DETERMINATION OF OFFERING PRICE

The prices at which the shares of our Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Current Report on Form 8-K, filed with the SEC on March 31, 2017, have been audited by Lurie, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon that report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the Common Stock offered by this prospectus, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2016;

●	Current Reports on Form 8-K filed January 11, 2017, January 19, 2017, January 30, 2017, February 13, 2017, March 13, 2017, March 21, 2017, March 28, 2017, March 31, 2017 and April 4, 2017; and

●	the description of our Common Stock contained in any registration statement on Form 8-A that we have filed, and any amendment or report filed for the purpose of updating this description.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the expiration or termination of the registration statement of which this prospectus is a part (other than portions of such documents that are not deemed “filed” under the Exchange Act, in accordance with the Exchange Act and applicable SEC rules). The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

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Any statement made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes such statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies or supersedes such statement.

You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Cachet Financial Solutions, Inc.

Attention: Secretary

18671 Lake Drive East

dellFive Business Park G

Minneapolis, MN 55317

Tel: (952) 698-6980

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered hereby, other than any discounts and commissions. All of the amounts shown are estimates, except the Securities and Exchange Commission (SEC) registration fee. The expenses listed will be paid by Cachet Financial Solutions, Inc.

SEC registration fee	$3,931
Legal fees and expenses	25,000
Printing expenses	-0-
Accountants’ fees and expenses	5,000
Transfer agent and registrar fees	2,500
Blue sky fees and expenses	-0-
Miscellaneous expenses	1,000
Total	$37,431

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to the company’s best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of Cachet Financial Solutions, Inc. (the “Company”) in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Company in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

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Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights u\nder our Amended and Restated Certificate of Incorporation, Bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 10 of our Bylaws and Article 8 of our Amended and Restated Certificate of Incorporation provide that we will indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

We have purchased directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act.

Item 16.	List of Exhibits

The exhibits filed with this registration statement are set forth on the exhibit index following the signature page and are incorporated by reference in their entirety into this item.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 5, 2017.

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Jeffery C. Mack
Jeffrey C. Mack Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities indicated below.

Name	Title	Date

/s/ Jeffrey C. Mack	Director (Chairman), Chief Executive Officer and President	April 5, 2017
Jeffrey C. Mack	(Principal Executive Officer)

*	Chief Financial Officer and Executive Vice President	April 5, 2017
Bryan D. Meier	(Principal Financial and Accounting Officer)

*	Director	April 5, 2017
James L. Davis

*	Director	April 5, 2017
Michael J. Hanson

*	Director	April 5, 2017
Rod Jardine

*	Director	April 5, 2017
Darin P. McAreavey

*	Director	April 5, 2017
Ruth Owades

*	Director	April 5, 2017
James J. Spencer

*	Director	April 5, 2017
Robin S. O’Connell

*By:	/s/ Jeffrey C. Mack
Name:	Jeffrey C. Mack
Title:	Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated January 14, 2014, by and among the Company, Cachet Acquisition Co. and Cachet Financial Solutions Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 21, 2014)

2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated February 11, 2014, by and among the Company, Cachet Acquisition Co. and Cachet Financial Solutions Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on February 12, 2014)

2.3	Asset Purchase Agreement, dated March 4, 2014, by and between the Company and DeviceFidelity, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 5, 2014)

3.1	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 18, 2014 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K/A filed on February 14, 2014)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 25, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 26, 2016)

3.3	Series C Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations, dated June 3, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on July 27, 2016)

3.4	Bylaws, adopted February 11, 2014 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K/A filed on February 14, 2014)

3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 9, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 13, 2017)

5.1**	Opinion of Dorsey & Whitney LLP.

23.1*	Consent of Lurie, LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this registration statement).

24.1*	Power of Attorney

*	Filed herewith.

**	To be filed by amendment.

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